PRICEWATERHOUSECOOPERS


                                                                    Exhibit 23.2

April 5, 1999


Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-70821) of WaveRider Communications Inc. of our report dated February 5, 1999 appearing on page 18 of WaveRider Communications Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Chartered Accountants